Exhibit 99.1

Contact:	Brian Beades 212-810-5596 ahr-info@blackrock.com

Anthracite Capital Issues $25 Million Senior Unsecured Notes

New York, October 17, 2006 – Anthracite Capital, Inc. (“Anthracite” or the “Company”) (NYSE:AHR) announced today the private placement of $25 million of 7.20% unsecured senior notes due in 2016. This is the second and final tranche of a $75 million financing. The first $50 million priced at a 7.22% coupon and settled on October 4, 2006. The unsecured senior notes can be redeemed in whole by the Company subject to certain provisions, which could include the payment of fees. The net proceeds of this transaction will be used by the Company to finance its commercial real estate strategies.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the world’s largest publicly traded investment management firms. As of June 30, 2006, the combined pro forma assets under management of BlackRock and Merrill Lynch Investment Managers (“MLIM”) were USD 1.046 trillion. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors. The PNC Financial Services Group, Inc. (“PNC”) (NYSE:PNC), a diversified financial services organization, is a significant shareholder of BlackRock. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $173.7 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary at June 30, 2006.

Forward-Looking Statements

This press release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of Anthracite’s Manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock, Merrill Lynch & Co., Inc. or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and Anthracite; (12) the ability of BlackRock to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s ability to successfully integrate the MLIM business with its existing business; and (16) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2005 and Anthracite’s subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this press release.

###